EXHIBIT 10.6


STATE OF TEXAS             )
                                                         DATE: December 22, 1999
COUNTY OF MONTGOMERY       )


                        COMPROMISE AGREEMENT WITH RELEASE


         This Agreement is made and entered into this 22nd day of December, 1999, among Black Warrior Wireline Corp., in its own name, and as successor by merger to Boone Wireline Co., Inc. ("BWWC"), Bendover Company, formerly known as Diamondback Directional, Inc. ("Bendover"), Alan Mann ("Mann") and Michael Dale Jowers ("Jowers").


                                   WITNESSETH


         WHEREAS, the parties have certain agreements and business relationships, some of which are in dispute, and some of which are the subject of that certain lawsuit styled Bendover Company vs. Boone Wireline Co., Inc., et al, numbered 99-05-02669-CV pending in the District Court of Montgomery County, Texas, 9th Judicial Circuit (the "Lawsuit"); and

         WHEREAS, the parties desire to compromise their disputes, enter into new agreements, provide for the dismissal of the Lawsuit and grant one another mutual releases;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and the documents to be exchanged pursuant hereto, the parties do hereby agree as follows:


                                       I.
                               NOTES, STOCK, ETC.

         1.1 EXCHANGE OF EXISTING NOTES. Effective as of December 20, 1999, that certain $3 Million Promissory Note due August 31, 1999, and that certain Amended Promissory Note for Net Receivables due August 31, 1999 (collectively, the
"Original Notes"), running from BWWC to Bendover, are hereby canceled and exchanged for the stock described in Section 1.2 and the Promissory Note described in Section 1.3. Interest shall be paid on the Original Notes as set forth in Section 1.5 hereof. Bendover shall return the Original Notes to BWWC.

         1.2 STOCK AND ISSUANCE. In lieu of principal in the amount of $2 Million due under the Original Notes, BWWC shall issue to Bendover 2,666,666 of its common stock ( "Stock"), at the price of seventy-five cents ($0.75).

         1.3 NEW NOTE. In lieu of the balance of the principal due on the Original Notes, which is agreed by the parties to be $1,182,890.25, BWWC shall issue to Bendover the promissory note (the

"New Note") in said amount, in the form attached hereto as Exhibit 1.3, said note being due on January 15, 2001, providing for a pre-default interest rate of ten percent (10%), providing for periodic payment of interest and principal as provided therein. The schedule of interest and principal payments provided in the New Note shall be subject to the obligations of Section II of this agreement. The note shall be secured by a security package in pari passu to the debt of BWWC to St James Capital Partners, LP and SJMB, LP issued prior to December 16, 1999. BWWC shall cause St James to cause its attorneys to draft the security agreements, financing statements and other documents needed to put in place this security package, and deliver same to Bendover not earlier than January 14, 2000.

         1.4 INVESTMENT REPRESENTATION LETTER. Issuance of the stock is subject to the terms of the Investment Representation Letter to be executed by Bendover to BWWC in the form attached hereto as Exhibit 1.4.

         1.5 ACCRUED INTEREST. Upon the closing of this transaction, BWWC shall pay to Bendover accrued interest due on the Original Notes in the compromise sum of $273,813.24, which Bendover warrants and represents to be all interest due by BWWC to Bendover through December 20, 1999.

         1.6 REGISTRATION RIGHTS AGREEMENT. The Stock and the New Note are subject to the terms of the Registration Rights Agreement to be executed by BWWC and Bendover in the form attached hereto as Exhibit 1.6.

         1.7 SUBORDINATION AGREEMENT. Immediately following funding of the amounts due hereunder, Bendover shall execute the Subordination Agreement with Fleet in the form attached as Exhibit 1.7, and deliver same to the attorney for Fleet by facsimile and by mail, with a copy to the attorney for BWWC. Notwithstanding said subordination agreement, BWWC shall use its best efforts to secure permission of Fleet to pay interest per the New Note.


                                       II.
                          COOPERATION, FUTURE FINANCING

         This agreement is being closed contemporaneously with the sale by BWWC of Three and one-half Million Dollars ($3,500,000) of new subordinated notes (the"December,1999Notes"), as well as the Sixth Forbearance Agreement, Sixth Amendment and Waiver to Loan and Security Agreement with BWWC's senior secured lender, Fleet Capital Corporation (the "Forbearance"). Pursuant to the Forbearance, among other matters, BWWC must be refinanced by February 29, 2000. BWWC is currently negotiating with Coast Business Credit toward refinancing. Coast, or another new senior secured lender will require debt holders of BWWC who are affiliated with BWWC to enter into agreements which are commonly known as "Subordination Agreements," "Standstill Agreements," etc. Bendover recognizes this reality and agrees to cooperate in executing such agreements in the future, and, without limiting the generality of the foregoing, agrees that (i) if the new loan with Coast closes, it will execute the Subordination Agreement with Coast in substantially the form attached hereto as Exhibit 2.0 or in such other form as Coast may request, and (ii) it will execute such subordination agreements or loan modification agreements as required by the replacement lender (whether Coast or another lender) provided the holders of the December, 1999 Notes execute agreements in substantially the same form. Bendover acknowledged and agrees that these documents may limit the payment of interest to the holders of the December, 1999 Notes and Bendover until the new senior lender is paid in full or BWWC achieves certain excess cash flow thresholds.


                                      III.
                               EMPLOYMENT MATTERS

         It is a condition to the closing of this Agreement that the following employment matters be resolved as follows:

         3.1      BWWC shall pay to Mann the following amounts due to Mann:

                         Back Salary                                  $29,974.32
                         Trailer Purchased for Company                  7,000.00
                         Phone Bill                                     1,359.00
                         Car Allowance                                  2,723.63
                                                                    ------------
                                                     Subtotal         $41,056.95
                         Less amount advanced October 6, 1999         -15,000.00
                                               Total Due Mann         $26,056.95


                                       IV.
                              DISMISSAL OF LAWSUIT

         Immediately following closing, the Lawsuit shall be dismissed with prejudice.

         The parties shall execute and deliver to one another the mutual releases in the forms attached hereto as Exhibit 4.0 and Exhibit 4.1


                                       V.
                                  BOARD MATTERS

         At closing, BWWC shall deliver the Action by Unanimous Consent of its Directors in the form attached hereto as Exhibit 5.0, by which this transaction is approved and Alan Mann is appointed to the Board of Directors of BWWC.


                                       VI.
                                     CLOSING

         Closing shall occur not later than December 17, 1999. It is anticipated that executed copies of this agreement and the documents and things called for hereby shall be deposited in trust with the attorney for Bendover, Roger B. Williams of Houston, Texas, who shall hold same pending joint instructions from the parties hereto with respect to the disbursement thereof. In the interest of time, the parties agree that facsimile signatures may be used, and shall be as binding as originally signed documents. However, for additional verification, the parties agree to replace any facsimile signatures with original signatures within five (5) business days after the closing.


                                      VII.
                                  MISCELLANEOUS

         7.1 NO ASSIGNMENT. Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned by either of the parties hereto without the prior written consent of the other party(ies).

         7.2 MULTIPLE COUNTERPARTS. Any number of counterparts of this Agreement may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.

         7.3 CAPTIONS. The titles of the Articles and Paragraphs and the captions of this Agreement have been assigned thereto for convenience and reference only and in no way define, describe, extend, or limit, nor be construed as limiting, defining or affecting the substantive terms, scope or intent of this Agreement.

         7.4 ENTIRE AGREEMENT, INTEGRATION, AMENDMENT. This Agreement, together with the accompanying Exhibits attached hereto, constitutes the entire agreement among the parties hereto, as a complete and final integration thereof. All understandings and agreement heretofore had between and among the parties are merged into this Agreement, which alone fully and completely expresses their understandings, and this Agreement supersedes all prior memoranda, correspondence, conversations and negotiations. There have been and are no agreements, representations or warranties between the parties other than those set forth or provided herein. No representation or warranty made by any party which is not contained in this Agreement or expressly referred to herein has been relied on by any party in entering into this Agreement.

         7.5 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered upon personal delivery or, if mailed, upon depositing such notice in the United States mail, with first class postage prepaid, and

                           (i)      If to Black Warrior:

                                    Black Warrior Wireline Corp
                                    3748 Highway 45 North
                                    Post Office Box 9188

                                    Columbus, Mississippi  39705
                                    Attention:  William L. Jenkins


                           (ii)     If to Bendover:

                                    Bendover Company
                                    1053 The Cliffs Boulevard
                                    Montgomery, Texas  77356

                           (iii)    If to Mann or Jowers:

                                    Mr. Alan Mann
                                    1053 The Cliffs Boulevard
                                    Montgomery, Texas  77356

                                    Mr. Michael Dale Jowers
                                    12445 Thomson Road
                                    Willis, TX  77378

                  Any party may change the address to which notices are to be delivered to such party, by notice given in accordance with this subparagraph to the other party.

         7.6 GOVERNING LAW. The laws of the State of Texas shall govern the validity, construction, and interpretation of this Agreement.


         IN WITNESS WHEREOF, this Agreement has been executed, effective on the date first set forth above.

                                           BLACK WARRIOR WIRELINE CORP.

                                           By: /s/William L. Jenkins
                                             -----------------------
                                                  William L. Jenkins, President


                                           BENDOVER COMPANY

                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------


                                           ------------------------------------
                                           Alan Mann


                                           ------------------------------------
                                           Michael Dale Jowers